EXHIBIT 10.4

SUPERVALU INC.

2002 STOCK PLAN

RESTORATION STOCK OPTION AGREEMENT

FOR NON-EMPLOYEE DIRECTORS

This Restoration Stock Option Agreement is made and entered into as of the Grant Date listed below, by and between SUPERVALU INC. (the “Company”) and the individual whose name and address appears in the signature space below (“Optionee”).

The Company has established the 2002 Stock Plan, as amended (the “Plan”), under which non-employee directors of the Company may be granted restoration stock options (each a “Restoration Option”) to purchase shares of the Company’s common stock, par value $1.00 per share (each a “Share”), in consideration for tendering Shares in payment for the exercise price due on the exercise of a stock option previously granted by the Company; and

In consideration of the foregoing, the Company and Optionee hereby agree as follows:

1. Grant. The Company hereby grants Optionee an Option to purchase the number of Shares set forth in the table below, effective as of the Grant Date indicated therein. The Option shall be a non-qualified stock option, having an exercise price and expiring on an expiration date, as indicated in the table below. Subject to the Stock Option Terms and Conditions attached hereto (the “Terms and Conditions”), the Option shall vest and become exercisable, with respect to one hundred percent (100%) of the Shares subject thereto as of the Grant Date.

Grant No.	Grant Date	Number of Shares	Type of Option NQ/ISO	Exercise Price	Expiration Date

2. Acceptance of Option and Terms and Conditions. The Option is governed by and subject to the Terms and Conditions attached hereto and the provisions of the Plan. Optionee hereby acknowledges receipt of the Terms and Conditions, and the Plan, and represents that he or she has read and understands same. Optionee hereby accepts the Option and agrees to be bound by all of the Terms and Conditions and the provisions of the Plan.

In witness whereof, this Stock Option Agreement has been executed by the Company and Optionee as of the Grant Date listed above.

SUPERVALU INC.	OPTIONEE:

By:

SUPERVALU INC.

2002 STOCK PLAN

RESTORATION STOCK OPTION TERMS AND CONDITIONS

(FOR NON-EMPLOYEE DIRECTORS)

This document sets forth the terms and conditions applicable to a restoration stock option granted to Optionee under the SUPERVALU INC. 2002 Stock Plan, as evidenced by a Restoration Stock Option Agreement entered into between the Company and Optionee (the “Agreement”). Capitalized terms that appear in this document but are not defined herein, shall have the meanings given to them in the Plan or the Agreement.

1. Duration and Exercisability. The term of the Option shall be for a period of ten years from the Grant Date, terminating at the close of business on the Expiration Date set forth in the Agreement or such shorter period as is prescribed in paragraph 5 hereof.

The Option shall vest and become exercisable with respect to One Hundred Percent (100%) of the Shares subject thereto as of the Grant Date. The Option may be exercised at any time, or from time to time, as to any or all Shares. Optionee shall not have any of the rights of a stockholder with respect to any Shares subject to the Option until such Shares are issued to Optionee upon exercise of the Option.

2. Manner of Exercise. The Option may be exercised by delivering a “Notice of Exercise of Stock Option” (the “Notice”) to the Company at its principal office, attention: Corporate Secretary. The Notice shall state the number of Shares with respect to which the Option is being exercised and shall be accompanied by payment of the full purchase price for such Shares (determined by multiplying the Exercise Price by the number of Shares to be purchased). In the event the Option shall be exercised pursuant to paragraph 6(b) hereof by any person other than Optionee, the Notice shall be accompanied by appropriate proof of such person’s right to exercise the Option.

Payment of the purchase price shall, unless otherwise consented to by the Company, be made (a) by delivery of cash or its equivalent payable to the order of the Company, (b) by tender of Shares having a Fair Market Value as of the Exercise Date equal to the purchase price, or (c) by delivery of the full purchase price in a combination of cash and Shares of the Company’s Common Stock.

3. Delivery of Shares. As soon as practicable after the Notice is received, the Company shall issue and deliver (a) in the form of a stock certificate registered in Optionee’s name or Optionee’s name and the name of another adult person (21 years of age or older) as joint tenants, and mailed to Optionee’s address; or (b) In “book entry” form, i.e. registered with the Company’s stock transfer agent, in Optionee’s name or Optionee’s name and the name of another adult person (21 years of age or older) as joint tenants, and sent by electronic delivery to Optionee’s brokerage account. The Optionee shall not have any of the rights of a stockholder with respect to any Shares subject to the Option until such Shares are purchased by Optionee upon exercise of the Option.

4. Withholding Taxes. In order to comply with all applicable income tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Optionee. In accordance with the terms of the Plan, Optionee may elect to satisfy Optionee’s federal and state income tax withholding obligations upon exercise of the Option by (a) remitting cash or its equivalent payable to the Company, (b) having the Company withhold a portion of the Shares otherwise to be delivered upon exercise of the Option having a Fair Market Value equal to the amount of federal and state income tax required to be withheld upon such exercise or (c) delivering Shares to the Company, other than the Shares issuable upon exercise of the Option, having a Fair Market Value equal to such taxes. In addition to the amounts required to be withheld to pay applicable taxes, Optionee may elect to deliver Shares to the Company, other than Shares issuable upon exercise of the Option, that have been held by Optionee for a minimum of six months that have a Fair Market Value equal to the amount of such additional federal and/or state income taxes imposed on Optionee in connection with the exercise of the Option.

5. Transferability. Except as otherwise determined by the Committee, the Option shall not otherwise be transferable than by will or the laws of descent and distribution, and the Option may be exercised during the lifetime of Optionee only by Optionee. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as aforesaid), pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof and the levy of an execution, attachment or similar process upon the Option shall be void. Notwithstanding the foregoing, Optionee may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of Optionee with respect to the Option upon the death of Optionee.

6.	Effect of Termination of Service on the Board of Directors

(a) In the event Optionee ceases to be a non-employee director of the Company for any reason, including death, the Optionee may exercise the Option at any time; provided, however, that the Option may not be exercised after the date set forth in the attached Agreement.

(b) In the event of the death of Optionee the Option may be exercised by Optionee or a legatee or legatees of Optionee under Optionee’s last will or by Optionee’s personal representatives or distributees at any time, but not after the Expiration Date, to the full extent of the Shares covered by the Option not previously purchased.

(c) Nothing contained herein shall confer on the Optionee any right to continue as a director of the Company or affect in any way the right of the stockholders of the Company to remove the Optionee as a non-employee director of the Company, as provided in the Company’s ByLaws.

7.	Anti-dilution Adjustments. If any portion of the Option is exercised subsequent to any stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of Shares or the like occurring after the Grant Date as a result of which Shares of any class shall be issued in respect of the outstanding Common Stock, or Common Stock shall be changed into the same or a different number of Shares of the same or another class or classes, the person or persons exercising the Option shall receive for the aggregate price paid upon such exercise the aggregate number of Shares which, if Common Stock (as authorized at the Grant Date) had been purchased at the Grant Date for the same aggregate price (on the basis of the Exercise Price set forth in the Agreement) and had not been disposed of, such person or persons would be holding at the time of such exercise as a result of such purchase and any and all such stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of Shares, or the like; provided, however, that no fractional Share shall be issued upon any such exercise, and the aggregate price paid shall be appropriately reduced on account of any fractional Share not issued.

8.	Miscellaneous.

(a) The Company shall reserve and keep available such number of Shares of Common Stock as will be sufficient to satisfy the requirements of the Agreement, including these Terms and Conditions.

(b) If any of the Shares covered by the Agreement are not registered under the Securities Act of 1933 at the time of their issuance hereunder, Optionee represents and agrees that all such Shares purchased under the Option will be acquired for investment and not for resale.

(c) As used herein, the term “Common Stock” shall mean the Common Stock of the Company as authorized at the Grant Date, and the terms “Affiliate,” “Committee” and “Fair Market Value” shall have the meanings ascribed to them in the Plan.

(d) The Option is granted pursuant to the Plan and is subject to all the terms and conditions contained therein. A copy of the Plan is available to Optionee upon request.

(e) The Agreement and these Terms and Conditions applicable thereto, shall be governed by and construed in accordance with the laws of the State of Minnesota.

(f) Headings herein are for convenience of reference only and shall not be deemed in any way to be material or relevant to the construction or interpretation of these Terms and Conditions or any provision hereof.

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